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                                                                 EXHIBIT 23.2

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

North Atlantic Acquisition Corp.
New York, New York

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated November 4, 1997 relating to the financial statements of North Atlantic Acquisition Corp., appearing in the Company's Annual Report on Form 10-KSB for the year ended August 31, 1997, which is contained in that prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                             BDO Seidman, LLP


New York, New York
October 1, 1998